UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 3, 2014

AMERICAN DG ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34493	04-3569304
(Commission file number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 622-1120

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry Into a Material Definitive Agreement.

On October 3, 2014, American DG Energy Inc., or the Company, entered into a convertible note amendment agreement, or the Note Amendment Agreement, with EuroSite Power Inc., the Company’s majority owned subsidiary, or EuroSite, John N. Hatsopoulos, the Company’s Chief Executive Officer, and certain European investors. In part, the Note Amendment Agreement provided that the holders, or the Holders, of the Company’s existing 6% Senior Unsecured Convertible Debentures Due 2018, originally issued in part on May 23, 2011 and in part on November 25, 2011, in an aggregate principal amount of $19,400,000, or the Old Debentures, exchange the Old Debentures for like principal amounts of 6% Senior Unsecured Convertible Debentures Due 2018, amended to reflect the prepayment to the Holders of all accrued and future interest under the Old Debentures in shares of common stock of EuroSite, which the Company then owned at a conversion price of $.50 per share, or the New Debentures.

Pursuant to the Note Amendment Agreement and in connection with the payment of the interest currently due on the Old Debentures, the Company issued to the Holders warrants to purchase up to 1,164,000 shares of common stock of EuroSite owned by the Company, or the Warrants, at an exercise price of $.60 per share and an expiration date of October 3, 2017.

Included among the Holders is (i) John N. Hatsopoulos, the Company’s Chief Executive Officer, who was issued a New Debenture in the principal amount of $2,400,000, Warrants to purchase up to 144,000 shares of common stock of EuroSite owned by the Company, and 1,164,000 shares of EuroSite common stock and (ii) a European investor, which was issued New Debentures in the principal amounts of $10,100,000 and $6,900,000, Warrants to purchase up to 1,020,000 shares of common stock of EuroSite owned by the Company and 8,245,000 shares of EuroSite common stock.

In addition, pursuant to the Note Amendment Agreement the Company converted its 4% Senior Convertible Note Due 2017, originally issued on February 20, 2014 in the aggregate principal amount of $1,100,000 by EuroSite into 2,200,000 shares of EuroSite common stock with any accrued but unpaid interest being paid out in cash.

The foregoing descriptions of the Note Amendment Agreement, the New Debentures and the Warrants, are qualified in their entirety by reference to the full text of the Note Amendment Agreement, the form of New Debenture and the form of Warrant, which are attached as Exhibit 10.1, Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference into this Item 1.01. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in “Item 1.01 – Entry into a Material Definitive Agreement” concerning the New Debentures and the Note Amendment Agreement is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in “Item 1.01 – Entry into a Material Definitive Agreement” concerning the issuance of the Debentures, the Warrants and the EuroSite common stock is incorporated herein by reference. The issuance of the New Debentures, the Warrants and the underlying shares of common stock, and the shares of EuroSite common stock have not been registered under the Securities Act of 1933, as amended, or the Securities Act, in reliance on an exemption under Sections 3(a)(9) or (4)(a)(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

See the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 6, 2014	AMERICAN DG ENERGY INC.

		By:	/s/ Gabriel Parmese
Gabriel Parmese, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of 6% Senior Unsecured Convertible Debenture Due 2018 issued by the Company.

4.2	Form of Warrant issued by the Company.

10.1	Convertible Note Amendment Agreement by and among the Company, EuroSite Power Inc., John N. Hatsopoulos and certain European investors, dated October 3, 2014.

99.1	Press Release dated October 6, 2014.